Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-189687) of Aratana Therapeutics, Inc. of our report dated December 19, 2013, relating to our audits of Vet Therapeutics, Inc.’s financial statements as of September 30, 2013 and December 31, 2012, and for the nine month period ended September 30, 2013 and the year ended December 31, 2012, which appears in the Current Report on Form 8-K/A of Aratana Therapeutics, Inc. filed on December 23, 2013.

/S/ SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP

San Diego, California

January 21, 2014